As filed with the Securities and Exchange Commission on January 18, 2022 Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AGEAGLE AERIAL SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0422242
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

8863 E 34th Street North,
Wichita, Kansas 67226

(Address of Principal Executive Offices)

2017 Omnibus Equity Incentive Plan, as amended

 (Full title of the plan)

Nicole Fernandez-McGovern
8863 E 34th Street North
Wichita, Kansas 67226

 (Name and address of agent for service)

(620) 325-6363

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE (2)
Common Stock, par value $0.001, to be issued in connection with Restricted Stock Award Agreements (3)	626,000	$1.46	(6)	$913,960.00	$85
Common Stock, par value $0.001, to be issued under outstanding Stock Options (3)	449,500	$6.79	(4)	3,052,105.00	283
Common Stock, par value $0.001, to be issued in connection with Restricted Stock Award Agreements (5)	621,250	$1.46	(6)	907,025.00	84
Common Stock, par value $0.001, to be issued under outstanding Stock Options (7)	2,067,167	$2.10	(4)	4,341,051.00	403
Common Stock under the 2017 Omnibus Equity Incentive Plan (8)	4,639,733	$1.46	(6)	6,774,010.18	628

Total	8,403,650				$1,483

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of securities to be offered under the 2017 Omnibus Equity Incentive Plan (“Plan) and/or as a result of any adjustments due to stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to General Instruction E to Form S-8.
(3)	Represents shares of Common Stock issuable to employees upon exercise of outstanding options and restricted stock agreements awarded to employees under the 2017 Plan.
(4)	The price represents the weighted average exercise price per share of outstanding share options under the 2017 Plan.
(5)	Represents shares of Common Stock which may be issued to the directors and executive officers pursuant to Restricted Stock Agreements awarded under the 2017 Plan and which are being registered for reoffer and resale hereby.
(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and (c) based on the average high and low sales prices for the Common Stock on the New York Stock Exchange American on January 10, 2022.
(7)	Represents shares of Common Stock issuable to directors and executive officers upon exercise of outstanding options under the 2017 Plan, which are being registered for reoffer and resale hereby.
(8)	Represents shares of Common Stock available for future grants under the Plan as of the date of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement for AgEagle Aerial Systems Inc., a Nevada corporation (“AgEagle,” the “Company,” “we,” “our,” or “us”) contains two parts. The first part contains information required by Part I of Form S-8 and will be used for offers of up to 4,639,733 shares of Common Stock of the Company for future issuance under the Company’s 2017 Omnibus Equity Incentive Plan (the “Plan”). The second part contains a re-offer prospectus prepared in accordance with the requirements of Part I of Form S-3 (in accordance with the General Instruction C to Form S-8) which covers reoffers and resales of “control securities” and “restricted securities” (as such term is defined in General Instruction C to Form S-8) of the Company. The reoffer prospectus relates to 3,763,917 shares of Common Stock underlying stock options and restricted stock agreements that have been awarded under the Plan. The reoffer prospectus may be used for reoffers and resales of “restricted securities” (as such term is defined in Section C of the General Instructions to Form S-8) by the selling shareholders. This reoffer prospectus is to be used for reoffers and resales of the shares, on a continuous or delayed basis in the future, by the selling shareholders. The registration of the shares of our Common Stock covered by the reoffer prospectus does not necessarily mean that any shares of our Common Stock will be sold by the selling shareholders.

PART I

ITEM 1.	PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to purchasers of the Common Stock pursuant to the Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. The Company will also furnish without charge to each person to whom the Prospectus is delivered, upon the written or oral request of such person, a copy of other documents required to be delivered to employees pursuant to Rule 428(b). Requests should be directed Nicole Fernandez-McGovern at 8863 E 34th Street North, Wichita, Kansas 67226, Tel: (620) 625-6363.

Note: The re-offer prospectus referred to in the Explanatory Note follows this page.

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REOFFER PROSPECTUS

AGEAGLE AERIAL SYSTEMS, INC.

8,403,650 Shares of Common Stock

This Prospectus relates to shares (the “Shares”) of Common Stock, par value $0.001 per share, of AgEagle Aerial Systems, Inc. (“AgEagle,” the “Company,” “we,” “our,” or “us”) underlying stock options and other awards (the “Awards”), which may be offered and sold from time to time by certain shareholders of the Company (the “Selling Shareholders”) who have acquired or will acquire such Shares pursuant to Awards issued or issuable under our 2017 Omnibus Equity Incentive Plan (as amended). See “Selling Shareholders.”

We will not receive any of the proceeds from the sale of these shares by the selling shareholders. However, we will receive the proceeds from any exercise of options to purchase shares to be sold hereunder. See “Use of Proceeds.”

We have agreed to pay the expenses in connection with the registration of these shares.

Our Common Stock is quoted on the New York Stock Exchange American LLC (NYSE American) under the symbol “UAVS.”

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS JANUARY 18, 2022.

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You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

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This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “forward” “we,” “us,” and “our” refer to forward industries, inc. and its consolidated subsidiaries.

The Company

AgEagle™ Aerial Systems Inc. (“AgEagle,” “the Company,” “us,” “we,” “our”) through its wholly owned subsidiaries, is actively engaged in designing and delivering best-in-class drones, sensors, and software that solve important problems for our customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, our Company is earning distinction as a globally respected, industry leader offering best-in-class, full stack drone solutions to a wide range of industries, including energy, construction, agriculture and government. AgEagle is led by a proven management team with years of drone industry experience. Through participation on the U.S. Federal Aviation Administration’s (FAA) Drone Advisory Committee and the FAA’s BEYOND program, AgEagle is helping to establish entirely new rulemaking guidelines and regulations for the future of autonomous flight and the full integration of drones into the U.S. airspace.

 In the first half of 2019, the Company introduced HempOverview™, a scalable, responsive and cost-effective Software-as-a-Service (“SaaS”) web- and map-based technology platform to support the operations of domestic industrial hemp programs for state and tribal nation departments of agriculture – a solution that provides users with what the Company believes is the gold standard for regulatory oversight, operational assistance and reporting capabilities for the fast emerging industrial hemp industry.

In January 2021, AgEagle acquired MicaSense™, Inc. (“MicaSense”), based in Seattle, Washington. MicaSense has been at the forefront of advanced drone sensor development since its founding in 2014, having formed integration partnerships with several leading fixed wing and multirotor drone manufacturers. MicaSense’s patented, high precision thermal and multispectral sensors serve the aerial mapping and analytics needs of the agriculture market. MicaSense’s high performance proprietary products, including Altum™, RedEdge-MX™, RedEdge-MX™ Blue and Atlas Flight, have global distribution in over 70 countries.

In April 2021, AgEagle acquired Measure Global, Inc. (“Measure”), a company founded in 2020 with business operations in Washington, D.C. and Austin, Texas. Serving a world class customer base, Measure enables its customers to realize the transformative benefits of drone technology through its Ground Control solution. Offered as Software-as-a-Service (SaaS), Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data, and integrate with existing business systems and processes.

We intend to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. In addition, we expect to accelerate our growth and expansion through strategic acquisitions of companies offering distinct technological and competitive advantages and have defensible IP protection in place, if applicable.

The Company is headquartered in Wichita, Kansas with business operations and several offices located throughout the United States.

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Key Growth Strategies

Our near- and mid-term growth strategies are centered on designing high performance, full stack drone solutions for customers in a broad range of industries, including energy, construction, agriculture and government. We aim to define a new world in which autonomous drones play a key role in making businesses more efficient, infrastructure safer and people more connected.

Key components of our growth strategy include the following:

●	Delivering new and innovative solutions. AgEagle’s research and development efforts are the foundation of the Company, and we intend to continue investing in our own innovations, pioneering new and enhanced products and solutions that enable us to exceed the expectations of our customers and grow organically. AgEagle believes that by investing in research and development, the Company can be a leader in delivering innovative drones, sensors and software that address applications and needs within our current target verticals, enabling us to create new opportunities for growth.

●	Pursuing new business opportunities outside of our legacy focus on agriculture as we continue to expand and grow AgEagle’s full stack solutions. We intend to grow our business and preserve our leadership position by developing new drones, sensors and software and capturing a significant share of the global drone market. We are confident that the efficiencies and value which we have endeavored to provide our customers in the agriculture industry can be expanded to an increasing number of customers in the energy, construction and government verticals.

●	Achieving greater market penetration of the U.S. industrial hemp industry. We are working to establish HempOverview software platform as the gold industry standard for hemp cultivation oversight, compliance, enforcement and commerce. AgEagle is leveraging best-in-class technology to provide a solution for state and tribal regulatory departments of agriculture, industrial hemp and hemp-derived CBD growers and processors.

●	Growth through acquisition. Through successful execution of our growth-through-acquisition strategies, we intend to acquire technologically advanced companies and intellectual property that complement and strengthen our value proposition to the market. We believe that by investing in complementary acquisitions, we can accelerate our revenue growth and deliver a broader array of innovative drone systems and solutions that address specialized market needs within our current target markets and in emerging drone industry sectors.

Competitive Strengths

AgEagle believes the following attributes and capabilities provide us with long-term competitive advantages:

●	Proprietary technologies, in-house capabilities and industry experience. We believe our eleven years of experience in commercial drone design and engineering; in-house manufacturing, assembly and testing capabilities; and advanced technology development serve to differentiate AgEagle in the marketplace. As of today, we develop and manufacture our products and software in the United States. Also, through our acquisitions of MicaSense and Measure, we have added people to the AgEagle team with dozens of years of experience operating in the global drone industry with unique insights into regulations and how to operationalize drones and scale their use for enterprise customers.

●	Advanced technology solutions allow users to remove the guesswork in effectively managing hemp cultivation oversight, compliance, enforcement, reporting and commerce. To our knowledge, there is no other SaaS solution available on the market today – particularly one that has been developed by a proven Agtech company with the level of experience and expertise of AgEagle – that provides the multi-faceted level of support and services that HempOverview offers to all stakeholders in the industry.

●	AgEagle is a respected industry pioneer helping to establish entirely new standards of rule for the future of autonomous flight. Through our active advocacy efforts and direct involvement with government- and industry-sponsored agencies and organizations, AgEagle’s leadership team remains at the forefront of shaping the rulemaking guidelines and regulations that will make autonomous flight of unmanned aerial systems safe, reliable and accessible to more businesses worldwide.

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●	Through our wholly owned subsidiary MicaSense, AgEagle offers branded multispectral and thermal sensor solutions that provides users with unparalleled operational efficiency, collecting and outputting multiple data sets which provide actionable intelligence to its customers. From farmers to scientists to researchers, MicaSense sensors are relied upon for computer-aided analysis of data to detect crop disease, crop stress, field moisture conditions, weed populations and other factors.

●	Through our wholly owned subsidiary Measure and its proprietary Ground Control aerial intelligence solution, AgEagle provides customers with the ability to capitalize on significant economic, safety and efficiency benefits made possible by drones used at scale. With end-to-end program management, user-friendly flight control, and in-platform data analysis, Ground Control helps our customers save thousands of hazardous man-hours and create millions of dollars in operational benefits.

MicaSense, Inc.

On January 27, 2021, through our wholly-owned subsidiary, AgEagle Sensor Systems, Inc., we acquired 100% of MicaSense, Inc. from Parrot Drones S.A.S. and Justin B. McAllister. MicaSense is based in Washington and manufactures and sells its patented, high precision thermal and multispectral sensors, serving the aerial mapping and analytics needs of the agriculture market. In addition, MicaSense’s patented technologies are well positioned to address applications in advanced inspection in the energy and insurance sectors and autonomous flight safety for package delivery, among other solutions. MicaSense’s high performance proprietary products, including Altum™, RedEdge-MX™, RedEdge-MX Blue™ and Atlas Flight™, have global distribution in 70 countries. The aggregate purchase price for the shares of MicaSense was $23,000,000, less any debt and subject to a customary working capital adjustment. A portion of the consideration is comprised of shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to the Seller on April 27, 2021 in the amount of 540,541 restricted shares of Common Stock. The consideration is also subject to a $4,750,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on March 31, 2022 and March 31, 2023 in accordance with the terms of the Purchase Agreement.

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Measure Global, Inc.

On April 19, 2021, we acquired 100% of the issued and outstanding shares of Measure Global, Inc. from its shareholders. Founded in 2014 with operations in Washington, D.C. and Austin, Texas, Measure Global enables enterprises to realize the transformative benefits of drone technology through its Ground Control SaaS solution. Ground Control is a cloud-based, plug-and-play operating system that empowers pilots and large enterprises with everything they need to operate drone fleets, fly autonomously, collaborate globally, visualize data and integrate with existing business systems and processes. The aggregate purchase price for the shares of Measure Global was $45,000,000, less any debt and subject to a customary working capital adjustment. Of that amount $10,000,000 was paid in cash on the closing date and 5,319,149 shares of common stock (equal to $30,000,000) were issued to the sellers. The total number of shares issued was based on the volume weighted average trading price of our common stock over a twenty consecutive trading day period ending on the trading day prior to the closing date. An additional $5,000,000 in cash was paid to the sellers on the date that is ninety (90) days after the closing date. As a result of the transaction, Measure Global is now a wholly-owned subsidiary for the Company. The consideration is also subject to a $5,625,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released on the date that is 18 months from the closing date, less any amounts paid or reserved for outstanding indemnity claims and certain amounts subject to employee retention conditions set forth in the agreement.

senseFly S.A. and senseFly Inc.

On October 18, 2021, AgEagle entered into a stock purchase agreement (the “senseFly S.A. Purchase Agreement”) with Parrot Drones S.A.S. (“Parrot”) pursuant to which the Company agreed to acquire 100% of the issued and outstanding capital stock of senseFly S.A. (“senseFly S.A.”) from Parrot. senseFly S.A. provides fixed-wing drone solutions for commercial and government markets. The aggregate purchase price for the shares of senseFly S.A. is $21,000,000, less the amount of senseFly S.A.’s debt and subject to a customary working capital adjustment. The consideration is also subject to a $4,565,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on December 31, 2022 and December 31, 2023 in accordance with the terms of the senseFly S.A. Purchase Agreement.

On October 18, 2021, AgEagle Aerial, Inc., a wholly-owned subsidiary of the Company (“AgEagle Aerial”), and the Company entered into a stock purchase agreement (the “senseFly Inc. Purchase Agreement”) with Parrot Inc. (“Parrot U.S.”) pursuant to which AgEagle Aerial agreed to acquire 100% of the issued and outstanding capital stock of senseFly Inc. (“senseFly Inc.”) from Parrot U.S. senseFly Inc. provides fixed-wing drone solutions for commercial and government markets. The aggregate purchase price for the shares of senseFly Inc. is $2,000,000, less the amount of senseFly Inc.’s debt and subject to a customary working capital adjustment. The consideration is also subject to a $435,000 holdback to cover any post-closing indemnification claims and to satisfy any purchase price adjustments. The holdback is scheduled to be released in two equal installments, less any amounts paid or reserved for outstanding indemnity claims, on December 31, 2022 and December 31, 2023 in accordance with the terms of the senseFly Inc. Purchase Agreement.

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A portion of the consideration under the senseFly S.A. Purchase Agreement is comprised of shares of common stock of the Company, par value $0.001 (“Common Stock”), having an aggregate value of $3,000,000 based on a volume weighted average trading price of the Common Stock over a ten consecutive trading day period prior to the date of issuance of the shares of Common Stock to Parrot (the “Shares”). The Shares are issuable 90 days after the closing date of the transaction. Pursuant to the terms of the senseFly S.A. Purchase Agreement and a Registration Rights Agreement, dated as of October 19, 2021, the Company has agreed to file a Form S-3 Registration Statement (the “Registration Statement”) covering the resale of the Shares with the Securities and Exchange Commission (the “SEC”) no later than ten business days following the date the Shares are issued to Parrot. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon as possible after the filing date, but in any event no later than 90 days after the filing date, and shall use its best efforts to keep the Registration Statement effective and in compliance with the provisions of the Securities Act (including by preparing and filing with the SEC such amendments, including post-effective amendments, and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary) until all Shares and other securities covered by such Registration Statement have been disposed of. Parrot is required to reimburse the Company up to $50,000 for reasonable legal fees and expenses incurred by the Company in connection with such registration.

Parrot, senseFly S.A. and AgEagle entered into a transition services agreement and a technology license and support agreement. Pursuant to the 6-month transition services agreement, Parrot will provide senseFly S.A. with certain information technology and related transition services. Under the technology license and support agreement, Parrot is granting a perpetual license, subject to certain termination rights of the parties, to senseFly S.A. with respect to certain technology used in the fixed-wing drone manufacturing business of senseFly S.A.

Our principal executive offices are located at 8863 E 34th Street North, Wichita, Kansas 67226, Tel: (620) 625-6363.

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FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, (incorporated herein by reference) which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

Risks Specific to this Offering

When this offering becomes effective, there will be a significant number of shares of common stock eligible for sale, which could depress the market price. It is unlikely that all the shares to be sold in this offering could be sold without our stock’s market price being materially adversely affected.

Shares may be offered from time to time in the open market pursuant to Rule 144 under the Securities Act: these sales may have a depressive effect as well. In general, control securities held by an affiliate of ours for a period of at least six months may, upon filing a notification with the SEC Form 144, sell into the market common stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale. Such sales may be repeated once each three months. Restricted shares may be sold by a non-affiliate after they have been held for six months with no limitation on the volume of the shares sold. In particular, sales of significant amounts of shares, or the prospect of these sales, could adversely affect the market price of our common stock.

There are short selling activities on the NYSE American LLC, where our stock is quoted. Short-selling is market selling a position not backed by any possession of the subject shares, generally in anticipation of a decline in a stock’s price. Short sales are often conducted by speculators and may further depress our common stock price.

Use of Proceeds

We will not receive any proceeds from the issuance of our Common Stock to the selling shareholders other than the exercise price of any options that are exercised by the selling shareholders, the proceeds of which we expect to use for working capital.

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Selling Shareholders

This reoffer prospectus relates to shares of Common Stock underlying Awards made under our Plan that are being registered for the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Shareholders who (i) are deemed “affiliates” of ours and therefore hold control securities, and (ii) who acquired the Awards prior to the date hereof and hold restricted securities.

The following table sets forth as of January 18, 2022 with respect to the Selling Shareholders:

(a)          the name of each Selling Shareholder;

(b)          the number of shares of Common Stock underlying Awards beneficially owned by each Selling Shareholder;

(c)          the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and

(d)         the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

The number of shares in the column “Number of Shares Beneficially Owned Prior to this Offering” represents the total number of shares that a Selling Shareholder currently owns or has the right to acquire within sixty (60) days of the Date of Determination. Because the Selling Shareholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Shareholders or that will be held by the Selling Shareholders after completion of any sales. We do not know how long the Selling Shareholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

We may amend or supplement this reoffer prospectus from time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each such Selling Shareholder and information about the shares beneficially owned by such Selling Shareholders. The Selling Shareholders may resell any or all of the shares of our Common Stock at any time they choose while this prospectus is effective.

Current and former executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire shares of our Common Stock may be added to the Selling Shareholders list below by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement.

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As of January 18, 2022, there were 75,339,988 shares of our Common Stock outstanding.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares Offered Hereby		Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are sold (2)		Percentage of Ownership After this Offering (%)
Barrett Mooney	454,303	555,000	(3)	0		*
Chairman of the Board(3)
Brandon Torres Declet	639,073	275,000	(4)	571,366	(9)	*
Chief Executive Officer(4)
Nicole Fernandez-McGovern	758,434	1,053,750	(5)	0		*
Chief Financial Office, EVP of Operations & Secretary (5)
Grant Begley	219,290	313,355	(6)	0		*
Director(6)
Thomas Gardner	141,435	235,500	(7)	0		*
Director(7)
Louisa Ingargiola	161,747	255,812	(8)	0		*
Director(8)

All Directors and Executive Officers as a Group (6 persons)

*	Less than 1%

(1)	Does not include unvested shares underlying Restricted Stock Units that are being offered hereby.

(2)	For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the shares registered under this prospectus upon completion of the offering and that additional shares issuable in connection with certain dilutive events have not been issued.

(3)	Includes (i) stock options to acquire 455,000 shares of common stock with an exercise price range of $ .31 to $6.26 per share; (ii) restricted stock awards to receive 100,000 shares of common stock.

(4)	Includes (i) stock options to acquire 75,000 shares of common stock with an exercise price range of $ 1.57 to $5.27 per share; (ii) restricted stock awards to receive 200,000 shares of common stock.

(5)	Includes (i) stock options to acquire 732,500 shares of common stock with an exercise price range of $ .31 to $6.26 per share; (ii) restricted stock awards to receive 321,250 shares of common stock.

(6)	Includes stock options to acquire 313,355 shares of common stock with an exercise price range of $ .06 to $6.26 per share.

(7)	Includes stock options to acquire 235,500 shares of common stock with an exercise price range of $ .31 to $6.26 per share.

(8)	Includes stock options to acquire 255,812 shares of common stock with an exercise price range of $ .29 to $6.26 per share.

(9)	Shares remaining were not issued from the 2017 Omnibus Equity Incentive Plan (“Plan") and are not being registered with the S-8 filing.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Shareholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Shareholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Shareholders, or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions, or agent’s commissions from the Selling Shareholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Shareholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Shareholders.

The Shares may be sold in one or more transactions at:

●	On any stock exchange on which the shares of Common Stock may be listed at the time of sale

●	In negotiated transactions

●	In the over-the-counter market

●	In a combination of any of the above transactions

The Selling Shareholders may offer their Shares of Common Stock at any of the following prices:

●	Fixed prices which may be changed

●	Market prices prevailing at the time of sale

●	Prices related to such prevailing market prices

●	At negotiated prices

The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and all such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of Shares of Common Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

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The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Shareholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the securities act.

Limitation on Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. In addition, our bylaws require us to indemnify our directors and officers and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, other than as disclosed in our (i) 10-K for the year ended December 31, 2020 filed with the SEC on March 31, 2021, (ii) our 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 17, 2021, (iii) our 10-Q for the quarter ended June 30, 2021 filed with the SEC on August 18, 2021, and (iv) our most recent 10-Q for the quarter ended September 30, 2021 filed with the SEC November 12, 2021 (which documents are included herein by reference) there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

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Where You Can Find More Information

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You can review our electronically filed reports, proxy, and information statements on the SEC’s website, at no charge to the public at http://www.sec.gov/ or on our website at https://ageagle.com/investors/sec-filings/. Information included on our website is not part of this reoffer prospectus.

We have filed with the SEC a registration statement on Form S-8, under the Securities Act, with respect to the shares of Common Stock offered by the selling shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

Experts

The financial statements included in our Annual Report on Form 10-K for the fiscal year ended (i) December 31, 2020 incorporated by reference in this prospectus from our Annual Report on Form 10-K filed on March 31, 2021, have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm (“Withum”), as stated in their report dated March 31, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing, and (ii) December 31, 2019 incorporated by reference in this prospectus from our Annual Report on Form 10-K filed on April 13, 2020, have been audited by D. Brooks and Associates CPAs, P.A., an independent registered public accounting firm, as stated in their report dated April 10, 2020, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of MicaSense as of and for the fiscal years ended (i) December 31, 2020 incorporated by reference in this prospectus from our Current Report on Form 8-K/A, filed on April 13, 2021, have been audited by Withum as stated in their report dated April 13, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing, and (ii) as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 incorporated by reference in this prospectus from our Current Report on Form 8-K/A, filed on April 13, 2021, have been audited by Salberg & Company, PA as stated in their report dated February 22, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited balance sheet of Measure Global, Inc. as of December 31, 2020 and the related statements of comprehensive loss, stockholders’ equity and cash flows for the period from January 6, 2020 (inception) to December 31, 2020 (the “Successor”) and the related notes; as well as the balance sheet of Measure Global, Inc. as of December 31, 2019 and the related statements of comprehensive loss, net parent investment and cash flows for the year ended December 31, 2019 and the one month ended January 31, 2020 (the “Predecessor”), incorporated by reference in this prospectus to our Current Report on form 8-K/A filed with the SEC on May 4, 2021, have been so incorporated in reliance on the report of Morison Cogen LLP, an independent registered public accounting firm, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The audited financial statements of SenseFly S.A. as of and for the years ended December 31, 2020 and 2019, and the related notes incorporated by reference in this prospectus from our Current Report on Form 8-K/A, filed on December 10, 2021, have been so incorporated in reliance on the report of Ernst & Young Ltd., as stated in their report dated October 22, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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The audited financial statements of SenseFly, Inc. as of and for the years ended December 31, 2020 and 2019, and the related notes incorporated by reference in this prospectus from our Current Report on Form 8-K/A, filed on December 10, 2021, have been so incorporated in reliance on the report of D. Brooks and Associates CPAs, P.A., as stated in their report dated November 18, 2021, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Sherman & Howard L.L.C., Las Vegas, Nevada has passed upon the validity of the Common Stock being offered hereby.

Incorporation by Reference

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the following documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

●	Our Current Report on Form 8-K/A, dated October 18, 2021, filed with the SEC on December 10, 2021;

●	Our Current Report on Form 8-K, dated October 18, 2021, filed with the SEC on October 21, 2021;

●	Our Current Report on Form 8-K, dated August 16, 2021, filed with the SEC on August 16, 2021;

●	Our Current Report on Form 8-K, dated June 14, 2021, filed with the SEC on June 21, 2021;

●	Our Current Report on Form 8-K, dated May 25, 2021, filed with the SEC on May 28, 2021;

●	Our Current Report on Form 8-K, dated May 24, 2021, filed with the SEC on May 26, 2021;

●	Our Current Report on Form 8-K/A, dated April 19, 2021, filed with the SEC on May 4, 2021;

●	Our Current Report on Form 8-K, dated April 19, 2021, filed with the SEC on April 23, 2021;

●	Our Current Report on Form 8-K/A, dated January 26, 2021, filed with the SEC on April 13, 2021;

●	Our Current Report on Form 8-K, dated January 26, 2021, filed with the SEC on January 27, 2021;

●	Our Current Report on Form 8-K, dated December 31, 2020, filed with the SEC on January 5, 2021;

●	Our definitive proxy statement on Schedule 14A for 2021 Annual Meeting of Stockholders filed with the SEC on May 5, 2021;

●	Our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 18, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021; and

●	The description of our Common Stock in Exhibit 4.1 included in our Annual Report on Form 10-K with the SEC on March 31, 2021 (File No 001-36492), including any amendment or reports filed for the purpose of updating such description

You may request a copy of these documents, at no cost, by written request to Nicole Fernandez-McGovern 8863 E 34th Street North, Wichita, Kansas 67226, Tel: (620) 625-6363.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated by reference into this Registration Statement:

●	Our Current Report on Form 8-K/A, dated October 18, 2021, filed with the SEC on December 10, 2021;

●	Our Current Report on Form 8-K, dated October 18, 2021, filed with the SEC on October 21, 2021;

●	Our Current Report on Form 8-K, dated August 16, 2021, filed with the SEC on August 16, 2021;

●	Our Current Report on Form 8-K, dated June 14, 2021, filed with the SEC on June 21, 2021;

●	Our Current Report on Form 8-K, dated May 25, 2021, filed with the SEC on May 28, 2021;

●	Our Current Report on Form 8-K, dated May 24, 2021, filed with the SEC on May 26, 2021;

●	Our Current Report on Form 8-K/A, dated April 19, 2021, filed with the SEC on May 4, 2021;

●	Our Current Report on Form 8-K, dated April 19, 2021, filed with the SEC on April 23, 2021;

●	Our Current Report on Form 8-K/A, dated January 26, 2021, filed with the SEC on April 13, 2021;

●	Our Current Report on Form 8-K, dated January 26, 2021, filed with the SEC on January 27, 2021;

●	Our Current Report on Form 8-K, dated December 31, 2020, filed with the SEC on January 5, 2021;

●	Our definitive proxy statement on Schedule 14A for 2021 Annual Meeting of Stockholders filed with the SEC on May 5, 2021;

●	Our Quarterly Report on Form 10-Q, for the quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 18, 2021;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 17, 2021;

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021; and

●	The description of our Common Stock in Exhibit 4.1 included in our Annual Report on Form 10-K filed with the SEC on March 31, 2021 (File No. 001-36492), including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our bylaws allow us to indemnify our officers and directors against claims associated with carrying out the duties of their offices. Our bylaws also allow us to reimburse them for the costs of certain legal defenses. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors or control persons, the SEC has advised that such indemnification is against public policy and is therefore unenforceable. We have been advised that it is the position of the SEC that insofar as the provision in our Certificate of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

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ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1	2017 Omnibus Equity Incentive Plan, Amendment No. 3 (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 5, 2021, relating to our Annual Shareholder Meeting held on June 16, 2020, and incorporated herein by reference.)

5.1	Opinion & Consent of Sherman & Howard L.L.C., Las Vegas, NV

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of D. Brooks and Associates CPA, P.A.

23.3	Consent of Salberg & Company, PA

23.4	Consent of Morison Cogen LLP

23.5	Consent of Ernst & Young Ltd.

24.1	Power of Attorney (included on signature page).

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wichita, Kansas on January 18, 2022.

AGEAGLE AERIAL SYSTEMS INC.

By:
Name:	Brandon Torres Declet
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Brandon Torres Declet and Nicole Fernandez- McGovern as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Dated:	January 18, 2022	By:
			Name:	Barrett Mooney
			Title:	Chairman of the Board

Dated:	January 18, 2022	By:
			Name:	Grant Begley
			Title:	Director

Dated:	January 18, 2022	By:
			Name:	Louisa Ingargiola
			Title:	Director

Dated:	January 18, 2022	By:
			Name:	Thomas Gardner
			Title:	Director

Dated:	January 18, 2022	By:
			Name:	Nicole Fernandez-McGovern
			Title:	Chief Financial Officer (Principal
Financial and Accounting Officer)

Dated:	January 18, 2022	By:
			Name:	Brandon Torres Declet
			Title:	Chief Executive Officer (Principal Executive Officer)

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EXHIBIT INDEX

Exhibit Number	Description
4.1	2017 Omnibus Equity Incentive Plan, Amendment No. 3 (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 5, 2021, relating to our Annual Shareholder Meeting held on June 16, 2020, and incorporated herein by reference.)

5.1	Opinion & Consent of Sherman & Howard L.L.C., Las Vegas, NV

23.1	Consent of WithumSmith+Brown, PC

23.2	Consent of D. Brooks and Associates CPA, P.A.

23.3	Consent of Salberg & Company, PA

23.4	Consent of Morison Cogen LLP

23.5	Consent of Ernst & Young Ltd

23.6	Consent of Sherman & Howard L.L.C., Las Vegas, NV (included in exhibit 5.1).

24.1	Power of Attorney (included on signature page).

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